                                                                                            Exhibit 10.1

AMENDED AND RESTATED STOCK SUBSCRIPTION

AND SHARE TRANSFER AGREEMENT

THIS AMENDED AND RESTATED STOCK SUBSCRIPTION AGREEMENT AND SHARE TRANSFER AGREEMENT (this “Agreement”) is made and entered into effective as of December 29, 2006, by and between New World Brands, Inc., a Delaware corporation (the “Company”), P&S Spirit, LLC, a Nevada limited liability company (the “Subscriber”), and David Kamrat (“D. Kamrat”) and Noah Kamrat (“N. Kamrat”, and together with D. Kamrat the “Kamrats”).

RECITALS:

On December 29, 2006, the Company and the Subscriber entered into a Stock Subscription Agreement (the “Original Subscription Agreement”), which the parties hereto now desire to amend and restate in its entirety, effective as of the date of the execution thereof.

Pursuant to the terms and conditions of hereof, the Company desires to issue and sell, and the Subscriber desires to purchase, shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”), as well as warrants (“Warrants”) to purchase additional shares of Series A Preferred Stock, on the terms and subject to the conditions set forth herein.

The Subscriber’s agreement to enter into this Agreement is conditioned upon achieving a certain proportional stock ownership. The Kamrats and the Subscriber believe that it is in their interests as shareholders to facilitate the Subscriber’s investment in the Company at a price both advantageous to the Company and acceptable to the Subscriber. To accommodate those ends, the parties have agreed that the Kamrats will transfer a total of 3,827,655 shares of Qualmax Common Stock (as defined below) to the Subscriber. In addition, to accommodate the Kamrats’ willingness to transfer the Qualmax Common Stock to the Subscriber, the Company has agreed to issue to the Kamrats a Warrant representing the right to purchase 9.300378 shares of Series A Preferred Stock (convertible into 27,777,778 shares of the Company’s common stock, par value $0.01/share). D. Kamrat owns a total of 6,221,053 shares of common stock, par value $0.001 per share (the “Qualmax Common Stock”), of Qualmax, Inc., a Delaware corporation (“Qualmax”), and N. Kamrat owns a total of 6,328,153 shares of Qualmax Common Stock. Qualmax, in turn, owns 100 shares of Series A Preferred Stock, which shares of Series A Preferred Stock represent, immediately prior to the consummation of the transactions contemplated by the Subscription Agreement, approximately 86% of the voting power of the outstanding shares of capital stock of the Company.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend and restate the Original Subscription Agreement in its entirety as follows.

1.  Purchase of Shares and Warrants.

(a)  Tranche A Shares and Warrants. At the Tranche A Closing (as defined below), the Company irrevocably agrees to issue and sell to the Subscriber, and the Subscriber irrevocably agrees to purchase from the Company, a total of 11.160454 shares of Series A Preferred Stock (the “Tranche A Shares”, which shares are convertible into 33,333,333 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company), at a purchase price of $268,806.27 per share, for an aggregate purchase price of Three Million Dollars ($3,000,000) (the “Tranche A Purchase Price”). In addition, in consideration for the Subscriber’s payment of the Tranche A Purchase Price, at the Trance A Closing the Company agrees issue to the Subscriber a warrant to purchase a total of 9.300378 shares of Series A Preferred Stock (convertible into 27,777,778 shares of Common Stock) at a price per share of $268,806.27 (the “Tranche A Subscriber Warrants”).

(b)  Tranche B-1 Shares. Subject to Sections 1(e) and 1(f) hereof and the satisfaction of the other conditions set forth in Section 2(b) hereof, in the event the Company’s consolidated unaudited financial statements as filed on Form 10-QSB (or, Form 10-Q, if applicable) for the second quarter ending June 30, 2007 reflect EBITDA of: (A) $543,000 or greater for the three month period ending June 30, 2007; or (B) $618,000 or greater for the six month period ending June 30, 2007 (the “Tranche B-1 Closing Condition”), then at the Tranche B-1 Closing (as defined below), the Company irrevocably agrees to issue and sell to the Subscriber, and the Subscriber irrevocably agrees to purchase, a total of 3.720151 shares of Series A Preferred Stock (the “Tranche B-1 Preferred Shares”), at a purchase price of $268,806.27 per share, convertible into 11,111,111 shares of Common Stock, for a total purchase price of One Million Dollars ($1,000,000) (the “Tranche B-1 Purchase Price”); provided, however, in the event that prior to the satisfaction of the Tranche B-1 Closing Condition, the certificate of incorporation of the Company has been amended to cause the automatic conversion of the issued and outstanding shares of Series A Preferred Stock into shares of Common Stock, in lieu of the purchase and sale of the Tranche B-1 Preferred Shares at the Tranche B-1 Closing, the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, a total of 11,111,111 shares of Common Stock (the “Tranche B-1 Common Shares”), at a purchase price of $0.09 per share. The Tranche B-1 Preferred Shares or Tranche B-1 Common Shares issued to the Subscriber at the Tranche B-1 Closing may hereinafter be referred to separately as the “Tranche B-1 Shares”.

(c)  Tranche B-2 Shares. Subject to Sections 1(e) and 1(f) hereof and the satisfaction of the other conditions set forth in Section 2(c) hereof, in the event the Company’s consolidated unaudited financial statements as filed on Form 10-QSB (or, Form 10-Q, if applicable) for the third quarter ending September 30, 2007 reflect EBITDA of: (A) $885,000 or greater for the three month period ending September 30, 2007; or (B) $1,503,000 or greater for the nine month period ending September 30, 2007 (the “Tranche B-2 Closing Condition”), then at the Tranche B-2 Closing (as defined below), the Company irrevocably agrees to issue and sell to the Subscriber, and the Subscriber irrevocably agrees to purchase, a total of 3.720151 shares of Series A Preferred Stock (the “Tranche B-2 Preferred Shares”), at a purchase price of $268,806.27 per share, convertible into 11,111,111 shares of Common Stock, for a total purchase price of One Million Dollars ($1,000,000) (the “Tranche B-2 Purchase Price”); provided, however, in the event that prior to the satisfaction of the Tranche B-2 Closing Condition, the certificate of incorporation of the Company has been amended to cause the automatic conversion of the issued and outstanding shares of Series A Preferred Stock into shares of Common Stock, in lieu of the purchase and sale of the Tranche B-2 Preferred Shares at the Tranche B-2 Closing, the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, a total of 11,111,111 shares of Common Stock (the “Tranche B-2 Common Shares”), at a purchase price of $0.09 per share. The Tranche B-2 Preferred Shares or Tranche B-2 Common Shares issued to the Subscriber at the Tranche B-2 Closing may hereinafter be referred to separately as the “Tranche B-2 Shares” and, together with the Tranche B-1 Shares, the “Tranche B Shares”.

(d) Aggregate Tranche B Shares. If the Tranche B-1 Closing Condition is not achieved, but the Tranche B-2 Closing Condition is achieved, then at the Tranche B-2 Closing (as defined below), the Company irrevocably agrees to issue and sell to the Subscriber, and the Subscriber irrevocably agrees to purchase, a total of 7.440303 shares of Series A Preferred Stock (the “Aggregate Tranche B Preferred Shares”), at a purchase price of $268,806.27 per share, convertible into 22,222,222 shares of Common Stock, for a total purchase price of Two Million Dollars ($2,000,000) (the “Aggregate Tranche B Purchase Price”); provided, however, in the event that prior to the satisfaction of the Tranche B-2 Closing Condition, the certificate of incorporation of the Company has been amended to cause the automatic conversion of the issued and outstanding shares of Series A Preferred Stock into shares of Common Stock, in lieu of the purchase and sale of the Aggregate Tranche B Preferred Shares at the Tranche B-2 Closing, the Company shall issue and sell to the Subscriber, and the Subscriber shall purchase from the Company, a total of 22,222,222 shares of Common Stock (the “Aggregate Tranche B Common Shares”), at a purchase price of $0.09 per share. The Aggregate Tranche B Preferred Shares or Aggregate Tranche B Common Shares issued to the Subscriber at the Tranche B-2 Closing may hereinafter be referred to separately as the “Aggregate Tranche B Shares”.

(e) Optional Purchases by the Subscriber.

(i)  In the event the Tranche B-1 Closing Condition is not satisfied, the Subscriber shall have the option, but not the obligation, to purchase the Tranche B-1 Preferred Shares (or the Tranche B-1 Common Shares, if applicable), at the Tranche B-1 Purchase Price in the manner set forth in Section 1(b) above. The election of the

Subscriber to purchase shares pursuant to this Section 1(e)(i) shall be made by providing written notice (an “Election Notice”) to the Company no later than ten (10) days after the Company has filed a Form 10-QSB (or, Form 10-Q, if applicable) for the period ending June 30, 2007 indicating whether or not the Subscriber elects to exercise any of its rights under this Section 1 (e)(i).

(ii) In the event: (A) the Tranche B-1 Closing Condition is satisfied but the Tranche B-2 Closing Condition is not satisfied, the Subscriber shall have the option, but not the obligation, to purchase the Tranche B-2 Preferred Shares (or the Tranche B-2 Common Shares, if applicable), at the Tranche B-2 Purchase Price in the manner set forth in Section 1(c) above; or (B) neither the Tranche B-1 Closing Condition nor the Tranche B-2 Closing Condition is satisfied, the Subscriber shall have the option, but not the obligation, to purchase the Aggregate Tranche B Preferred Shares (or the Aggregate Tranche B Common Shares, if applicable), at the Aggregate Tranche B Purchase Price in the manner set forth in Section 1(d) above. The election of the Subscriber to purchase shares pursuant to clauses (ii)(A) or (ii)(B) above shall be made by providing an Election Notice to the Company no later than ten (10) days after the Company has filed a Form 10-QSB (or, Form 10-Q, if applicable) for the period ending September 30, 2007 indicating whether or not the Subscriber elects to exercise any of its rights under this clause (e)(ii).

(f) EBITDA. For purposes of Sections 1(b) and (c) hereof: (i) the term “EBITDA” means earnings before interest, taxes, depreciation and amortization, as determined in accordance with the Company’s consolidated unaudited financial statement for the relevant period, prepared in accordance with GAAP consistently applied; and (ii) the Tranche B-1 Closing Condition and Tranche B-2 Closing Condition, as applicable, shall be deemed to have been satisfied upon delivery by the Company to the Subscriber of financial statements as filed on the applicable Form 10-QSB (or Form 10-Q if applicable) and evidencing the satisfaction of the Tranche B-1 Closing Condition and Tranche B-2 Closing Condition, as applicable. Notwithstanding anything contained herein to the contrary, the EBITDA targets provide for in Sections 1(b) and (c) will be subject to a margin of error of $100,000, meaning that EBITDA results within $100,000 of the target will be treated as reaching the target for purposes of satisfying the Tranche B-1 Closing Condition and/or the Tranche B-2 Closing Condition, as applicable.

2.  Closings.

(a)  Tranche A Closing. The purchase and sale of the Tranche A Shares and the Warrants shall be effective on the date hereof at 3:00 p.m. (EST), remotely at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York on the date hereof (the “Tranche A Closing”). The obligations of the Company to issue and sell, and of the Subscriber to purchase, the Tranche A Shares at the Tranche A Closing shall be conditioned on the following:

(i)  the Subscriber shall deliver, or cause to be delivered, to the Company:

   (A)          a counterpart signature page to this Agreement executed by a duly authorized officer of the Subscriber;

(B)	the Tranche A Purchase Price, in immediately available funds by wire transfer to an account designated by the Company in writing to the Subscriber;

(C)
a counterpart signature page to the Amended and Restated Voting Agreement, in the form attached as Exhibit A hereto (the “Voting Agreement”), executed by a duly authorized officer of the Subscriber, Selvin and Sylvia Passen, TBTE Dr. Selvin Passen and Oregon Spirit, LLC (collectively, the “Subscriber Affiliates”);

(D)
a counterpart signature page to the Amended and Restated Lock-Up Agreement, in the form attached as Exhibit B hereto (the “Lock-Up Agreement” and, together with the Voting Agreement, the “Ancillary Agreements”), executed by a duly authorized officer of the Subscriber and each other Passen Holder (as defined in the Lock-Up Agreement); and

(E)
a counterpart signature page to the Amended and Restated Escrow Agreement, a copy of which shall also be delivered to the escrow agent thereunder, in the form attached as Exhibit C hereto (the “Escrow Agreement” and, together with the Voting Agreement and the Lock-Up Agreement, the “Ancillary Agreements”), executed by a duly authorized officer of the Subscriber;

(F)	the stock certificate representing the Tranche A Shares issued pursuant to the Original Subscription Agreement, which stock certificate will be cancelled by the Company; and

(iii)  the Company shall deliver, or cause to be delivered, to the Subscriber:

(A)	a counterpart signature page to this Agreement executed by a duly authorized officer of the Company;

(B)
a counterpart signature page to the Voting Agreement, executed by a duly authorized officer of the Company, Qualmax, Inc., M. David Kamrat, Noah Kamrat, Jane Kamrat and Tracy Habecker (collectively, the “Qualmax Affiliates”);

(C)	a counterpart signature page to the Lock-Up Agreement, executed by a duly authorized officer of the Company and each Qualmax Holder (as defined in the Lock-Up Agreement);

(D)
a counterpart signature page to the Escrow Agreement, a copy of which shall also be delivered to the escrow agent thereunder, executed by a duly authorized officer of the Company, together with delivery to the escrow agent of one or more stock certificates representing the Tranche B-1 Shares and Tranche B-2 Shares;

(E)	a stock certificate representing the Tranche A Shares executed by a duly authorized officer of the Company pursuant to the terms of this Agreement;

(F)
a counterpart signature page to the Warrant Agreement, in the form attached as Exhibit D hereto (the “Warrant Agreement”), executed by a duly authorized officer of the Subscriber, which Warrant Agreement shall represent the rights of the Subscriber in respect of the Warrants; and

(G)
a certificate copy of the Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock, in the form attached as Exhibit E hereto, evidencing the increase of the authorized number of shares of Series A Preferred Stock from 100 to 200.

(b)  Tranche B-1 Closing. The purchase and sale of the Tranche B-1 Shares, if applicable, shall take place at 3:00 p.m. (EST), remotely at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York no later than five (5) business days following the satisfaction, or waiver, of the Tranche B-1 Closing Condition (the “Tranche B-1 Closing”) and subject to delivery and/or receipt of the following:

(i)  the Subscriber shall deliver, or cause to be delivered, to the Company: (A) the Tranche B-1 Purchase Price, in immediately available funds by wire transfer to an account designated by the Company in writing to the Subscriber; and (B) a certificate executed by a duly authorized officer of the Subscriber certifying that the representations and warranties made by the Subscriber in Section 3 hereof are true and correct in all material respect as of the date of the Tranche B-1 Closing (except to the extent a representation or warranty is expressly limited by its terms to another date); and

(ii) the Company shall deliver, or cause to be delivered, to the Subscriber: (A) in accordance with the terms of the Escrow Agreement, a stock certificate representing the Tranche B-1 Shares purchased at the Tranche B Closing; and (B) a certificate executed by a duly authorized officer of the Company certifying that (i) the representations and warranties made by the Company in Section 4 hereof are true and correct in all material respect as of the date of the Tranche B-1 Closing (except to the extent a representation or warranty is expressly limited by its terms to another date), and (ii) there shall have been no material adverse change in the business, condition (financial or otherwise), assets, liabilities (contingent or otherwise), operations or results of operations of the Company since the date of this Agreement.

(c) Tranche B-2 Closing. The purchase and sale of the Tranche B-2 Shares, or, if applicable, the Aggregate Tranche B Shares, shall take place at 3:00 p.m. (EST), remotely at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York no later than five (5) business days following the satisfaction, or waiver, of the Tranche B-2 Closing Condition, or the receipt of an Election Notice from the Subscriber, as applicable (the “Tranche B-2 Closing”) and subject to delivery and/or receipt of the following:

(i) the Subscriber shall deliver, or cause to be delivered, to the Company: (A) the Tranche B-2 Purchase Price or the Aggregate Tranche B Purchase Price, as applicable, in immediately available funds by wire transfer to an account designated by the Company in writing to the Subscriber; and (B) a certificate executed by a duly authorized officer of the Subscriber certifying that the representations and warranties made by the Subscriber in Section 3 hereof are true and correct in all material respect as of the date of the Tranche B-2 Closing (except to the extent a representation or warranty is expressly limited by its terms to another date); and

(ii) the Company shall deliver, or cause to be delivered, to the Subscriber: (A) in accordance with the terms of the Escrow Agreement, a stock certificate representing the Tranche B-2 Shares, or the Aggregate Tranche B Shares, as applicable, purchased at the Tranche B-2 Closing; and (B) a certificate executed by a duly authorized officer of the Company certifying that (i) the representations and warranties made by the Company in Section 4 hereof are true and correct in all material respect as of the date of the Tranche B-2 Closing (except to the extent a representation or warranty is expressly limited by its terms to another date), and (ii) there shall have been no material adverse change in the business, condition (financial or otherwise), assets, liabilities (contingent or otherwise), operations or results of operations of the Company since the date of the Tranche B-1 Closing.

(d) The Company shall use the cash proceeds received in connection with the sale and issuance of the shares of Series A Preferred Stock, or Common Stock, hereunder for working capital and other purposes generally consistent with the use of proceeds illustration attached as Annex A hereto, as the same may be approved and modified by the board of directors of the Company from and after the Tranche A Closing. The Company agrees to repay from the proceeds received from the Tranche A Purchase Price, the principal amount of the loan made by Oregon Spirit, LLC to the Company on December 1, 2006 in the amount of $500,000 at the Tranche A Closing (the “Oregon Loan”), at which time any and all obligations, including accrued and unpaid interest, due and payable in respect of the Oregon Loan shall be satisfied in full and the Company shall have no further obligation to make payments in respect thereof.

3.  Share Transfer by Kamrats, Warrants Issued to Kamrats. At the Tranche A Closing, in addition to the foregoing, the Company shall issue to the Kamrats certain Warrants, and the Kamrats will transfer the Qualmax Transfer Shares (as defined below) to the Subscriber, as follows:

(a)  Kamrat Warrants. The Company shall issue at the Tranche A Closing to each of D. Kamrat and N. Kamrat a Warrant to purchase a total of 4.650189 shares of Series A Preferred Stock (convertible into 13,888,889 shares of Common Stock) at a price per share of $268,806.27 (in total the “Kamrat Warrants”), and at the Tranche A Closing shall deliver to the Kamrats a counterpart signature page to the Kamrat Warrant Agreement, in the form attached as Exhibit D hereto (the “Kamrat Warrant Agreement”), executed by a duly authorized officer of the Company, which Kamrat Warrant Agreement shall represent the rights of the Kamrats in respect of the Warrants.

(b)  Qualmax Transfer Shares. The Kamrats will transfer at the Tranche A Closing a total of 3,827,655 shares of their Qualmax Common Stock (the “Qualmax Transfer Shares”) to the Subscriber, and promptly after closing shall deliver to the Subscriber a copy of a letter of instruction executed by a duly authorized officer of Qualmax to Qualmax’s transfer agent directing the issuance of a stock certificate representing the Qualmax Transfer Shares executed by a duly authorized officer of Qualmax, pursuant to the terms of this Agreement.

(c) Post-Merger Share Adjustment. In the event of a merger between Qualmax and the Company, or a share exchange or any other event as a result of which Qualmax shareholders receive shares of the Company’s stock in exchange for all of their Qualmax shares (the “Merger”), the number of shares of Qualmax Common Stock (issued immediately prior to the Merger) transferred or transferable to the Subscriber pursuant to this Section 3 shall be increased or decreased, if necessary, and Qualmax and/or Company shares transferred between the Subscriber and the Kamrats accordingly, in order to provide that, immediately after the Merger:

(i)  the sum of all shares of the Company’s stock (on an as converted basis, adjusted for splits, stock dividends, and the like) (A) held by each of Noah Kamrat, David Kamrat, Jane Kamrat and Tracy Habecker (the “Kamrat Family”) at the time of the Tranche A Closing, and shares issuable upon exercise of the Warrant by the Kamrats, and (B) issued or distributed to the Kamrat Family, or any of them, as a result of the Merger, is equal to

(ii)  the sum of (A) 7,500,000 (that number representing the shares of the Company’s common stock acquired by Oregon Spirit, LLC on September 14, 2006), (B) the number of shares of shares of the Company’s common stock into which the shares of Qualmax Common Stock transferred or transferable to the Subscriber pursuant to Section 1 above (including any Tranche B Shares, as defined in the Subscription Agreement, even if unissued) are convertible, (C) or issuable upon exercise of the Tranche A Subscriber Warrant by the Subscriber, and (D) all shares of the Company’s stock issued or distributed to Dr. Selvin Passen, Oregon Spirit, LLC, Passen Investments, LLC, Jacob Schorr, Ph.D., or any affiliate of any of the foregoing, as a result of the Merger (for purposes of clarification, the sum determined pursuant to this Section 3(c)(ii) shall not include the 9,750,000 shares of the Company’s common stock that are owned by Selvin and Sylvia Passen, TBTE, as of the date of this Agreement).

(d) Representations and Warranties of the Kamrats to the Subscriber. Each of the Kamrats (each a “Kamrat Party”) represents and warrants to the Subscriber as to himself, as follows:

  (i) Such Kamrat Party has full legal capacity to enter into and carry out his obligations under this Agreement.

  (ii) Such Kamrat Party owns of record and beneficially, and has good and valid title to and the right to convey and deliver to the Subscriber, the shares of Qualmax Common Stock delivered by such Kamrat Party hereunder, free and clear of any liens, claims or encumbrances (collectively, “Liens”).

  (iii) This Agreement has been duly executed and delivered by such Kamrat Party and constitutes the legal, valid and binding obligation of such Kamrat Party, enforceable against such Kamrat Party in accordance with its terms.

  (iv) Neither the execution, delivery or performance of this Agreement by such Kamrat Party, nor the consummation of the transactions contemplated hereby, violates or conflicts with, creates a default under or a Lien upon any of such Kamrat Party’s assets or properties pursuant to, or requires the consent, approval or order of any government or governmental agency or other person or entity under (i) any note, indenture, lease, license or other material agreement to which the undersigned is a party or by which it or any of its assets or properties is bound or (ii) any statute, law, rule, regulation or court decree binding upon or applicable to such Kamrat Party or such Kamrat Party’s assets or properties.

  (v) The Kamrat Party is acquiring the Kamrat Warrants for its own account, for investment, and not (i) in connection with the offer or sale of such Kamrat Warrants, or any interest therein, to others, (ii) with a view to the distribution of such shares of Kamrat Warrants, or any interest therein, within the meaning of the Act and (iii) with a view to underwriting any such distribution, and the Kamrat Party agrees not to engage in conduct which may violate the registration requirements of the Act or any state securities laws.The Kamrat Party understands that the Warrants, or underlying shares, have not been registered under the Act or any state securities laws, and that the Warrants, or underlying shares, may not be transferred or sold unless such registration is then effective or an exemption from such registration is then available.

  (vi) The Kamrat Party is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act.

(e). Representations and Warranties of the Subscriber to the Kamrats. P&S represents and warrants to each Kamrat Party, as follows:

(i)	The Subscriber has full limited liability company authority to enter into and carry out its obligations under this Agreement.

  (ii) This Agreement has been duly executed and delivered by The Subscriber and constitutes the legal, valid and binding obligation of The Subscriber, enforceable against The Subscriber in accordance with its terms.

  (iii) Neither the execution, delivery or performance of this Agreement by The Subscriber, nor the consummation of the transactions contemplated hereby, violates or conflicts with, creates a default under or a Lien upon any of the Subscriber’s assets or properties pursuant to, or requires the consent, approval or order of any government or governmental agency or other person or entity under (i) any note, indenture, lease, license or other material agreement to which the Subscriber is a party or by which it or any of its assets or properties is bound or (ii) any statute, law, rule, regulation or court decree binding upon or applicable to the Subscriber or its assets or properties.

  (iv) The Subscriber is acquiring the shares of Qualmax Common Stock transferred under Sections 1(a) and (b) hereof for its own account, for investment, and not (i) in connection with the offer or sale of such shares of Qualmax Common Stock, or any interest therein, to others, (ii) with a view to the distribution of such shares of Qualmax Common Stock, or any interest therein, within the meaning of the Act and (iii) with a view to underwriting any such distribution, and the Subscriber agrees not to engage in conduct which may violate the registration requirements of the Act or any state securities laws. The Subscriber understands that the shares of Qualmax Common Stock have not been registered under the Act or any state securities laws, and that the shares of Qualmax Common Stock may not be transferred or sold unless such registration is then effective or an exemption from such registration is then available.

(v) The Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Act.

4.  Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company as of the date hereof and, except to the extent any representation or warranty is made as of a particular date, if the Tranche B-1 Closing shall occur, as of the date of the Tranche B-1 Closing and if the Tranche B-2 Closing shall occur, the date of the Tranche B-2 Closing, as follows:

(a)  The Subscriber is a limited liability company duly organized, validly existing and in good standing under the laws of State of Nevada.

(b)  The execution, delivery and performance by the Subscriber of this Agreement and the Ancillary Agreements and the consummation by the Subscriber of the transactions contemplated hereby and thereby are within the powers of the Subscriber and have been duly authorized by all necessary action on the part of the Subscriber.

This Agreement and the Ancillary Agreements have been duly executed and delivered on behalf of the Subscriber. This Agreement and the Ancillary Agreements constitute valid and binding agreements of the Subscriber, enforceable against the Subscriber in accordance with their respective terms.

(c) The Subscriber understands that the Tranche A Shares, the Tranche B Shares, the Warrants, the shares of Common Stock issuable upon conversion of the Tranche A Shares and, to the extent issued hereunder, the Tranche B Shares, and the shares of Series A Stock (or Common Stock) issuable upon exercise of the Warrants (collectively, the “Securities”), have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws, and are being offered and sold in reliance upon certain transactional exemptions from the registration provisions of such laws, and are characterized as “restricted securities” under the Federal and state securities laws inasmuch and that under Federal and state securities laws and applicable regulations, such securities may be resold without registration under the Act and applicable state securities laws only in certain limited circumstances.

(d) The Subscriber is acquiring the Securities for its own account for investment, not as nominee or agent, and not with a view to the sale or distribution thereof or the granting of any participation therein in violation of the securities laws, and has no present intention of distributing or selling to others any of such interest or granting any participation therein in violation of the securities laws. No one else has a beneficial interest in the Securities. The Subscriber does not intend to and will not resell the Securities unless, at a future date, they are registered under the Act or a specific exemption from registration is available to the Subscriber in connection with any such resale. The Subscriber understands that an exemption from such registration may be available pursuant to Rule 144 promulgated under the Act (“Rule 144”) by the Securities and Exchange Commission but that in no event may the Subscriber sell the Securities pursuant to Rule 144 prior to the expiration of a one-year period after the Subscriber has acquired the Securities and a minimum two-year holding period may be required in some cases; and that any sales pursuant to Rule 144 can only be made in full compliance with the provisions thereof.

(e) The Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act.

(f) The Subscriber understands that each certificate representing the Securities will bear on its face a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE RESTRICTED SECURITIES AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (A) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, (B) IN COMPLIANCE WITH RULE 144 AND AN EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS, OR (C) PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED.”

The Subscriber further understands that the Company may place a stop transfer order pertaining to the certificates evidencing the Securities with the transfer agent to the same effect as such restrictive legend.

(g) The Subscriber has such knowledge and experience in financial, taxation, securities, investments and other business matters that it is capable of evaluating the merits and risks of the Subscriber’s investment in the Securities or has obtained the advice of an attorney, certified public accountant or registered investment advisor with respect to the merits and risks of its investment in the Securities. The Subscriber has not relied on the Company or any of its officers, directors, stockholders or professional advisors for advice as to the economic, legal or tax consequences of an investment in the Securities. The Subscriber understands that the Company is subject to all of the risks inherent in a development stage business and additional risks that are inherent in the Company’s business, including, without limitation, those set forth in the Company’s Form 10-KSB for the year ended May 31, 2006 and those set forth in the Company’s Form 10-QSB for the quarter ended September 30, 2006. The Subscriber has taken full cognizance of and understands those risks and the effect they may have on the Subscriber’s investment.

(h) The Subscriber has been provided with the opportunity to visit the places of business of the Company and ask questions of, and receive answers from, the Company and its officers, employees and agents concerning the business and financial condition of the Company and the Subscriber has received satisfactory answers to any such questions and has no further questions at this time.

(i) The Subscriber understands that its investment in the Securities and the Company is speculative and may remain so for an indefinite period, that substantial additional investments in the Company may be required and that there is no assurance that any such additional investments can be obtained, and acknowledges that it is able to bear the economic risk of its investment in the Securities should it be determined ultimately to be worthless.

(j) The Subscriber recognizes the speculative nature and risks of loss associated with an investment in the Company and represents that the Securities subscribed for constitute an investment which is suitable and consistent with the Subscriber’s investment program. The Subscriber has the financial ability to bear the economic risk of its investment in the Securities, including a possible loss of its entire investment, has adequate means of providing for its current needs and contingencies and has no need to liquidity in its investment in the Company. The Subscriber acknowledges that it may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time. The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and its investment in the Company will not cause such overall commitment to become excessive.

(k) Neither the Company nor any person acting on its behalf has offered, offered to sell, offered for sale or sold to the Subscriber by means of any form of general solicitation or general advertising.

(l) Neither the execution, delivery, nor performance of this Agreement or any Ancillary Agreement by the Subscriber violates or conflicts with, creates (with or without the giving of notice or the lapse of time, or both) a default under or a lien upon any of the Subscriber’s assets or properties pursuant to, entitles any party to terminate, or requires the consent, approval or order of any government or governmental agency or other person or entity under (i) any material agreement to which the Subscriber is a party or by which the Subscriber or any of its properties or assets is bound or (ii) any statute, law, rule, regulation, order, judgment or decree binding upon or applicable to the Subscriber or its assets or properties.

(m) The Subscriber has been advised by the Company and understands that the Securities are being offered and issued on the basis of the statutory exemption provided by Section 4(2) of the Act and/or Regulation D promulgated under the Act, or both, relating to transactions by an issuer not involving any public offering, and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on or submitted to any United States Federal or state agency or self-regulatory organization where an exemption is being relied upon; and that the Company’s reliance thereon is based in part upon the representations made by the Subscriber in this Agreement.

(n) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Subscriber who might be entitled to any fee or commission from the Subscriber, the Company or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement or by the Ancillary Agreements.

5.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber as of the date hereof and, if the Tranche B-1 Closing shall occur, as of the date of the Tranche B-1 Closing and if the Tranche B-2 Closing shall occur, the date of the Tranche B-2 Closing, as follows.

(a)  The Company is duly organized, validly existing and in good standing under the laws of Delaware with full power and authority to own, lease, license and use properties and assets and to carry out the business in which it is engaged.

(b)  As of the date of this Agreement, the authorized capital of the Company consists of: (i) 50,000,000 shares of Common Stock, of which 44,303,939 shares of Common Stock are issued and outstanding; and (b) and 1,000 shares of preferred stock, $.01 par value per share (“Preferred Stock”), of which 100 shares of Preferred Stock have been designated as Series A Convertible Preferred Stock, of which all such shares are issued and outstanding.

(c)  As of the date of this Agreement, and before giving effect to the issuance of the Securities, there are issued and outstanding options (including both vested and unvested), contingent share obligations and warrants to purchase an aggregate of 5,475,000 shares of Common Stock at various prices and upon various conditions. Other than as described herein or in the Company’s filings with the U.S. Securities and Exchange Commission (the “Commission”), there are no outstanding rights, agreements, arrangements or understanding to which the Company is a party (written or oral), granted, entered into, made or arising after September 15, 2006, which would obligate the Company to issue any equity interest, option, warrant, convertible note, or other types of securities or to register any shares in a registration statement filed with the Commission, and there are no anti-dilution or price adjustment provisions regarding any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

(d)  The Company has the corporate power to execute, deliver and perform this Agreement and each Ancillary Agreement to which the Company is a party in the time and manner contemplated hereunder and thereunder, and has taken all requisite corporate action to issue and deliver the Securities to the Subscriber in the manner set forth herein.

(e)  No consent of any party to any material contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party or to which any of its or their respective properties or assets are subject is required for the execution, delivery or performance by the Company of this Agreement or the Ancillary Agreements to which the Company is a party or the issuance and sale of the Securities on the terms and subject to the conditions set forth herein.

(f) The execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Company is a party, and the issuance and sale of the Securities on the terms and subject to the conditions set forth herein, will not violate or result in a breach of, or entitle any party (with or without the giving of notice or the passage of time or both) to terminate or call a default under any contract or agreement to which the Company is a party or violate or result in a breach of any term of the certificate of incorporation or bylaws of the Company, or violate any law, rule, regulation, order, judgment or decree binding upon, the Company or any of its subsidiaries, or to which any of their respective operations, businesses, properties or assets are subject, except to the extent any such breach, termination, violation or default would not have a material adverse effect an the operations, business, properties or assets of the Company.

(g) The Securities, upon their issuance and delivery to the Subscriber on the terms and subject to the conditions set forth herein, in exchange for payment of the purchase price applicable thereof, will be duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership interest thereof.

(h) The financial statements and related notes thereto contained in the Company’s filings with the Commission (the “Company Financials”) since September 15, 2006, are complete in all material respects, comply in all material respects with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly and accurately the financial condition and operating results of the Company in all material respects as of the dates and during the periods indicated therein and are consistent with the books and records of the Company. Except as set forth in the Company Financials, the Company has no material liabilities, contingent or otherwise, other than liabilities incurred in the normal conduct of business or disclosed on the Company Financials as of September 30, 2006. Since September 30, 2006, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise) of the Company.

(i) Since September 15, 2006, the Company has made all filings with the Commission that it has been required to make under the Act and the Exchange Act (the “Commission Filings”). As of their respective filing dates, such filings already filed by the Company or to be filed by the Company after the date hereof will comply in all material respects with the requirements of the Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, as the case may be, and none of the filings with the Commission contained or will contain any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such filings have been on or prior to the date of this Agreement corrected, updated or superseded by a document subsequently filed with Commission.

(j) Since September 15, 2006, there has been no material adverse change nor any material adverse development in the business, properties, operations, financial condition, outstanding securities or results of operations of the Company, and no event has occurred or circumstance exists that is reasonably likely to result in such a material adverse change.

(k) Except as previously disclosed in the Commission Filings, and except for amounts owed to Dr. Selvin Passen or Oregon Spirit, LLC, the Company is not indebted to any of the Company’s stockholders, officers or directors or their Affiliates in any amount whatsoever (including, without limitation, any salary, deferred compensation or rent payable, other than amounts payable for current service to the Company).

(l) Except as previously disclosed in the Commission Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or arbitration tribunal pending or, to the Knowledge of the Company (as defined below), threatened, against or affecting the Company, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company, taken as a whole, or the transactions contemplated by this Agreement, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement. All references to the “Knowledge of the Company” in this Agreement shall mean the actual knowledge of the officers of the Company or the knowledge that the Company could reasonably be expected to have, after reasonable investigation and due diligence.

(m) Except as previously disclosed in the Commission Filings, the Company is not in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party by which it or its property may be bound.

(n) Except as may be reflected on Annex A, the Company has not incurred any liability for any finder’s or brokerage fees or agent’s commissions in connection with the transactions contemplated by this Agreement.

(o) Subject to the accuracy of the Subscriber’s representations and warranties set forth in Section 4 hereof, (i) the offer, sale and issuance of the Securities, (ii) the issuance of Common Stock pursuant to the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Series A Preferred Stock, or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Series A Preferred Stock by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

5. Registration Rights.

(a) If at any time after the date hereof and up to the earlier of (i) such time as the Subscriber may sell all of the Tranche A Shares, the Tranche B Shares, the Warrants and the shares of Common Stock issuable upon conversion of the Tranche A Shares or Tranche B Shares, or upon exercise of the Warrants (as used in this Section 5 the “Shares”) pursuant to Rule 144 under the Securities Act without limitation as to volume, (ii) two (2) years following the date hereof and (iii) the Company registering the Covered Shares (as defined below) for resale under the Securities Exchange Act of 1934, the Company proposes to register for sale any equity securities under the Act, it will at such time give written notice to the Subscriber of its intention to do so. Upon written request of the Subscriber given within 15 days after the giving of any such notice by the Company, the Company will use its reasonable efforts to cause the Shares, if applicable (the “Covered Shares”), for which registration is requested to be promptly registered under the Act as a part of the offering being made under the same registration statement proposed to be filed by the Company; provided, however, if the offering to which the proposed registration statement relates is to be distributed by or through an underwriter approved by the Company, the Subscriber may at its option agree to sell the Covered Shares through such underwriter on the same terms and conditions as the underwriter agrees to sell the other securities proposed to be registered, and provided further, that, if such underwriter determines that the inclusion of all such Covered Shares for which registration is requested would have an adverse effect on the offering, then the size of the offering shall be reduced accordingly, and the Subscriber shall be entitled hereunder to participate in the underwriting and register the Covered Shares on a pro rata basis with the Company and any other parties participating in such offering, or in such other quantity as may be permitted by the underwriter.

(b) The Company shall prepare and as promptly as reasonably practicable file with the Securities and Exchange Commission (the “Commission”) all amendments, post-effective amendments and supplements to a registration statement pursuant to Section 5(a) (and the prospectus used in connection therewith) as may be necessary under the Act and the regulations of the Commission to permit the sale of the Covered Shares to the public.

(c) In the event of the participation of the Subscriber in a registration as set forth in Section 5(a), the Subscriber shall promptly furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the registration and related proceedings, and shall represent to the accuracy of such information. In addition, the Subscriber agrees to enter into any customary documents or other agreements with the Company or the underwriters in connection with the registration and related proceedings, to contain such representations and warranties and such other terms as are customarily contained in such agreements (including, without limitation, customary indemnification provisions), provided that the Subscriber shall not be required to make any representations, warranties or agreements other than representations, warranties or agreements regarding the Subscriber, the Subscriber’s intended method of distribution, and any other representations, warranties or agreements required by law.

6. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive execution and delivery of this Agreement and the purchase of the Securities hereunder.

7. Notices. Unless otherwise specifically provided herein, all notices or other communications under this Agreement shall be effective only if in writing and delivered by hand, delivered by telecopier, or mailed by overnight courier service:

(a) if to the Company or Qualmax, addressed to its principal executive offices at 340 West Fifth Avenue, Eugene, Oregon 97401, Attn: General Counsel, with a copy to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attn: Scott S. Rosenblum;

(b) if to the Subscriber, TBTE or Oregon Spirit, addressed to 2019 SW 20th Street, Suite 108, Fort Lauderdale, Florida 33315, Attn: Selvin Passen, M.D., with a copy to Adelberg Rudow, Dorf & Hendler, LLC, 7 Saint Paul Street, Suite 600, Baltimore, MD 21202, Attn: David B. Rudow, Esquire; and

(c) if to any Kamrat Party, addressed to the Kamrat party care of Qualmax, Inc. at its principal executive offices at 340 West Fifth Avenue, Eugene, Oregon 97401, Attn: General Counsel, with a copy to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attn: Scott S. Rosenblum.

8. Modifications; Waiver. No modification or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless in writing and approved by all of the parties hereto.

9. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties, commitments, whether in writing or oral, prior to the date hereof, including the Original Subscription Agreement.

10. Successors and Assigns. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Notwithstanding the foregoing, the Subscriber may not assign its rights under this Agreement without the written consent of the Company; provided, however, the Subscriber may assign its rights under this Agreement, to Selvin Passen, M.D. (“Passen”), or to Jacob Schorr, Ph.D. (“Schorr”) any member of the immediate family or either, trusts for which either and/or members of his immediate family are the sole beneficiaries, and business entities wholly owned by either and/or members of his immediate family, without the consent of the Company.

11. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it. Facsimile transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.

12. Governing Law and Forum. This Agreement shall be governed by the laws of the State of Florida without regard to its principles of conflicts of laws.

13. Severability. In the event any provision of this Agreement or the application of such provision to any party shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

14. Expenses. Each party hereto shall bear the fees, costs and expenses incurred by such party in the preparation, negotiation, execution and delivery of this Agreement and the Ancillary Agreements.

15. Specific Performance. Each party acknowledges that irreparable damage would occur to the other parties hereto in the event that any of the provisions of this Agreement or the Ancillary Agreements were not performed by such party in accordance with their specific terms or were otherwise breached by such party and that money damages would not provide an adequate remedy to the non-breaching parties. It is accordingly agreed that the non-breaching parties hereto shall be entitled to an injunction and other equitable remedies to prevent breaches by the breaching party of this Agreement and any Ancillary Agreement and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state thereof or any other court having jurisdiction, this being in addition to any other remedy to which such non-breaching parties may be entitled at law or in equity or otherwise.

16. Mutual Drafting. The parties hereto are sophisticated and have been represented by lawyers who have carefully negotiated the provisions hereof and each Ancillary Agreement. As a consequence, the parties do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any Ancillary Agreement and therefore waive their effects.

17. Confidentiality. The Subscriber acknowledges that in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, it has received, and may in the future receive, material non-public information concerning the Company and its financial condition, prospects and/or results of operations (“Confidential Information”). The Subscriber covenants and agrees that it will not use, reproduce, distribute and/or disclose (orally or in writing), any Confidential Information, in whole or in part, except to its advisors and representatives and solely for the purpose of evaluating its purchase of the shares of Series A Preferred Stock and/or Common Stock, as applicable, hereunder. Any information provided to the Subscriber will not be considered “Confidential Information” if and to the extent such information is or becomes publicly available through no fault of the Subscriber or as a result of the Subscriber being legally compelled to disclose such information pursuant to any court or other government order or any other applicable legal procedure; provided, however, that if the Subscriber is legally compelled to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order and shall provide the Company with reasonable assistance in obtaining such protective order.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized, effective as of the date first above written.

THE SUBSCRIBER:

P&S SPIRIT, LLC

By: /s/ Selvin Passen, M.D.
Name: Selvin Passen, M.D.
Title: Manager

Address: 2019 SW 20th Street, Suite 108
Ft. Lauderdale, FL 33315

THE COMPANY:

NEW WORLD BRANDS, INC.

By: /s/ M. David Kamrat
Name: M. David Kamrat
Title: CEO

Address: 340 W. 5th Avenue
Eugene, OR 97401

THE KAMRATS:

/s/ M. David Kamrat
M. David Kamrat

/s/ Noah Kamrat
Noah Kamrat